UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/08/2005

ManTech International Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-49604

DE	22-1852179
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12105 Lee Jackson Highway, Fairfax, VA 22033
(Address of Principal Executive Offices, Including Zip Code)

703-218-6000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2005, the Board of Directors of ManTech International Corporation elected Richard L. Armitage to the Company's Board of Directors. Immediately prior to Mr. Armitage's election, the Board had voted to increase the size of the Board of Directors by one member. The Board is now comprised of nine members.

At the time of this filing, the Board of Directors has not yet determined on which Board committees, if any, Mr. Armitage will serve. A copy of the June 9, 2005 press release announcing the election of Mr. Armitage is attached to this Current Report on Form 8-K as Exhibit 99.

The information contained in the press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 99 - ManTech International Corporation Press Release, dated June 9, 2005, announcing the election of Richard L. Armitage to the ManTech Board of Directors.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ManTech International Corporation

Date: June 09, 2005.	By:	/s/ Ronald R. Spoehel
Ronald R. Spoehel
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.	Press Release